UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report     (Date of earliest event reported):    June 7, 2010 (June 2, 2010)

  COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant's telephone number, including area code  (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On June 2, 2010, Mark Johnston notified Cover-All Technologies Inc. (the “Company”) of his resignation from the Board of Directors effective June 3, 2010. Mr. Johnston had served as a member of the Company’s Board of Directors since April 1996 and was a member of the Compensation Committee. Mr. Johnston has no disagreements with the Company on any matter.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)-(b)  On June 3, 2010, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected two directors, Manish D. Shah and G. Russell Cleveland, each to serve for a term of three years and until their successors are duly elected and qualified. In addition, the stockholders approved the ratification of the appointment of MSPC as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The Company had 24,809,800 shares of Common Stock outstanding as of April 23, 2010, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 21,169,197 shares of Common Stock, or approximately 85.3% of the shares of Common Stock entitled to vote, were present in person or represented by proxy constituting a quorum. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1 – Election of a Class of Directors

Director	Votes For	Votes Withheld	Broker Non-Vote
Manish D. Shah	12,216,504	9,895	8,942,798
G. Russell Cleveland	12,198,091	28,308	8,942,798

Proposal 2 – Ratification of Appointment of MSPC as Independent Auditors

Votes For	Votes Against	Abstentions	Broker Non-Vote
21,037,127	16,320	115,750	0

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date: June 7, 2010	By:	/s/ Ann Massey Ann Massey, Chief Financial Officer